UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 30, 2007

American Telecom Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	1-32736 (Commission File No.)	77-0602480 (IRS Employer Identification No.)

2466 Peck Road
City of Industry, California 90601
(Address of principal executive offices)

Registrant’s telephone number:      (562) 908-1287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 30, 2007, we completed the sale of (i) 5,000 shares of our 8% Series A Cumulative Convertible Preferred Stock and (ii) warrants to purchase an aggregate of 1,176,471 shares of our common stock at an initial exercise price of $4.25 per share for an aggregate purchase price of $12.5 million. Each share of our Series A preferred stock is convertible at the holder’s option at any time into 588.2353 shares of our common stock, subject to adjustment, or an aggregate of 2,941,176 shares of our common stock (which is equivalent to an initial conversion price of $4.25 per share). The warrants, which contain customary anti-dilution adjustment provisions, are exercisable at anytime and from time to time through January 30, 2012. Certain of our directors participated in the private offering to the extent of $325,000.

The offer and sale of our Series A preferred stock and warrants was made solely to “accredited” investors, as such term is defined in Rule 501 promulgated under the Securities Act of 1933, and was not registered under the Securities Act in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder as a transaction that did not involve a public offering of securities.

We have agreed to file a resale registration statement under the Securities Act for the benefit of the several participants in the private offering with respect to those shares of our common stock issuable upon conversion of their shares of Series A preferred stock and upon exercise of their warrants.

We paid the placement agent for this private offering $689,925 for its services and $30,000 for its costs. We also issued warrants to the placement agent to purchase 196,847 shares of our common stock. These warrants contain the same terms as those issued to the participants in the private offering.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On January 30, 2007, we filed a certificate of designation with the Secretary of State of the State of Delaware establishing the preferences, rights, voting powers and limitations of our Series A preferred stock. The following is a brief summary of such preferences, rights, voting powers and limitations:

Ranking
Shares of our Series A preferred stock, with respect to dividend rights and rights upon our liquidation, winding up or dissolution, rank:

•  Senior to our common stock and any other class or series of our preferred stock, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A preferred stock;

•  On a parity with any other class or series of our preferred stock, the terms of which expressly provide that such class or series ranks on a parity with the Series A preferred stock; and

•  Junior to all our existing and future debt obligations, and to each class or series of our preferred stock, the terms of which expressly provide that such class or series ranks senior to our Series A preferred stock.

Dividends
Holders of our Series A preferred stock will receive cumulative dividends of $200 per share, payable semi-annually in arrears, commencing June 15, 2007. Dividends will be paid in cash on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of our Series A preferred stock will accumulate and be cumulative from the date of original issuance. Accumulated dividends on the shares of our Series A preferred stock will not bear any interest.

If we fail to pay, or set apart funds to pay, dividends on the shares of our Series A preferred stock for any semi-annual dividend period, or if we fail to cause a resale registration statement for the shares of our common stock underlying our Series A preferred stock and warrants within 180 days of January 30, 2007, then holders of shares of our Series A preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends at the rate of 12% per annum for each subsequent semi-annual dividend period until we have paid or provided for the payment of all dividends on the shares of our Series A preferred stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full, or until we have satisfied our registration obligations, as applicable.

No dividend or other distributions (other than a dividend payable solely in shares of a like or junior ranking) may be paid or set apart for payment upon any parity shares or junior shares, nor may any parity shares or junior shares be redeemed or acquired or any consideration by us (except by conversion into or exchange for shares of a like or junior ranking) unless all accumulated and unpaid dividends have been paid or funds have been set apart on our Series A preferred stock and any parity shares.

To pay dividends, we must pay the dividends out of funds legally available for payment.

Liquidation Preference	$2,500 per share. In addition, upon any liquidation event, we will pay any accumulated and unpaid dividends.
Conversion Rights
Each share of our Series A preferred stock may be converted at any time, at the option of the holder, into 588.2353 shares of our common stock (which is equivalent to an initial conversion price of $4.25 per share of Series A preferred stock), plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events.

Mandatory Redemption
We are required to redeem our Series A preferred stock, to the extent not theretofore converted into shares of our common stock, on January 30, 2012 for cash at a redemption price per share of $2,500, plus all accumulated but unpaid dividends thereon through the redemption date.

Optional Redemption
At any time following the date that is twelve months from the date the Securities and Exchange Commission declares our resale registration statement covering our shares of common stock issuable upon conversion or exercise, as applicable, of our Series A preferred stock and warrants effective, we may redeem all or any portion of our Series A preferred stock at any time and from time to time if (i) the market price of our common stock exceeds $7.50 for at least 30 consecutive trading days prior to the conversion date; (ii) all our shares of common stock issuable upon conversion or exercise, as applicable of our Series A preferred stock and warrants are registered for resale pursuant to the Securities Act; (iii) no resale restrictions exist on such shares. Such registration will take the form of a continuously effective resale registration or such other arrangements as are reasonably satisfactory to the holders of the Preferred.

Adjustments to Conversion Price and Exercise Price of Warrants
The conversion price of the Series A preferred stock and the exercise price of the warrants and the number of shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, and similar events. Further, in the event that we should issue shares of common stock, warrants, options, convertible and/or exercisable securities, at an effective price per share less than the conversion price, then, subject to certain exceptions, the conversion price and the exercise price and the number of shares subject to the preferred stock and warrants shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock and such lower effective price on a fully-diluted basis.

Voting Rights	Holders of Series A preferred stock shall be entitled to vote, on an as converted basis, on all matters as to which the holders of of common stock are entitled to convert.

In addition, so long as 40% of our Series A preferred stock remains outstanding, the following actions, among others, shall require the approval of holders of a majority of our Series A preferred stock, voting separately as a class:

•  any liquidation, dissolution or winding up of our business;

•  any amendment, alteration or repeal of any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences and rights of the Series A preferred stock or that is otherwise material;

•  the creation, or authorization, or issuance of any additional class or series of our capital stock unless the same ranks junior to our Series A preferred stock;

•  the purchase or redemption or payment of any dividends or distribution on any shares of our capital stock other than (i) dividends or distributions on our Series A preferred stock, (ii) redemption of our currently outstanding publicly traded common stock purchase warrants, and (iii) dividends or other distributions payable on our junior securities solely in the form of additional junior securities;

•  the creation or incurrence of any indebtedness other than, among other exceptions, (i) our credit line with The CIT Group/Commercial Services, Inc.; (ii) capital lease obligations in excess of $15 million; and (iii) upon letters of credit issued in the ordinary course of our business;

•  subject to certain exceptions, the creation or incurrence of any liens;

•  our entry into any material line of business outside of the telecom sector;

•  our entry into any transaction or agreement with any of our executive officers, directors or their respective affiliates except for those (i) in existence on January 30, 2007 or (ii) relating to employment and/or consulting agreements to the extent that they have been approved by a majority of our board of directors (including the majority vote of our independent directors) and provide for consideration consisting solely of cash and/or securities junior to the Class A Preferred Stock;

•  any increase in the aggregate number of shares of our capital stock issuable under all of our option, stock purchase or other equity-based plans in excess of 10% of our outstanding shares of common stock at the time of the proposed increase;

•  capital expenditures in excess of $1 million in the aggregate in any fiscal year if such excess was not reflected in our budget for such fiscal year;

•  subject to certain exceptions, the acquisition of any securities, assets or business of any person; or

•  the taking of any action which will result in the failure of our common stock to be traded, listed or quoted on a national securities exchange or quotation system whose rules and regulations require that a majority of the board of directors of member corporations be comprised of individuals who are “independent” as defined by such exchange or quotation system and by the Sarbanes-Oxley Act of 2002.

Fundamental Change
If a fundamental change occurs, a holder of Series A preferred stock may require us to purchase all or part of such holder’s shares of our Series A preferred stock at a redemption price equal to 100% of the liquidation preference of the shares of our Series A preferred stock to be repurchased, plus accrued and unpaid dividends to but excluding the repurchase date, if any.

The certificate of designation of the Series A preferred stock is filed as Exhibit 3.1 to this report, and the description of the material terms of the certificate of designation is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

On January 31, 2007, we issued a press release pursuant to Rule 135c of the Securities Act of 1933 announcing that we had completed the private offer and sale of 5,000 shares of our Series A preferred stock and 1,176,471 warrants for an aggregare purchase price of $12.5 million. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired - None

(b) Pro Forma Financial Information - None

(c) Shell Company Transactions - None

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Designation of 8% Series A Cumulative Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

10.1	Registration Rights Agreement dated as of January 30, 2007 by and between the Company and the several persons enumerated on Annex A thereto.

99.1	Press release issued on January 31, 2007 pursuant to Rule 135c.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 5, 2007

AMERICAN TELECOM SERVICES, INC.

By:	/s/ Lawrence Burstein
Name: Lawrence Burstein
Title: Chairman